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                                                                   Exhibit 10.03

                                 dsl.net,inc.

                             AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT
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                               TABLE OF CONTENTS

1.    Registration Rights................................................  3
1.1   Definitions........................................................  3
1.2   Request for Registration...........................................  5
1.3   Company Registration...............................................  6
1.4   Form S-3 Registration..............................................  8
1.5   Obligations of the Company.........................................  9
1.6   Information from Holder............................................ 11
1.7   Expenses of Registration........................................... 11
1.8   Indemnification.................................................... 11
1.9   Reports Under Securities Exchange Act of 1934...................... 13
1.10  Assignment of Registration Rights.................................. 14
1.11  Limitations on Subsequent Registration Rights...................... 14
1.12  "Market Stand-Off" Agreement....................................... 14
1.13  Termination of Registration Rights................................. 15


2.    Covenants of the Company........................................... 15
2.1   Delivery of Financial Statements................................... 16
2.2   Inspection......................................................... 17
2.3   Termination of Information and Inspection Covenants................ 17
2.4   Right of First Offer............................................... 18
2.5   Directors' and Officers' Insurance................................. 19
2.6   Proprietary Information............................................ 19
2.7   Employee Issuances................................................. 19
2.8   Right to Participate in Initial Public Offering.................... 20
2.9   Key Man Life Insurance............................................. 20
2.10  Termination of Certain Covenants................................... 20
2.11  Observer Rights - Crosspoint....................................... 20
2.12  Observer Rights - Microsoft........................................ 21

3.    Miscellaneous.....................................................  21
3.1   Successors and Assigns............................................. 21
3.2   Governing Law...................................................... 21
3.3   Counterparts....................................................... 22
3.4   Titles and Subtitles............................................... 22
3.5   Notices............................................................ 22
3.6   Expenses........................................................... 22
3.7   Entire Agreement: Amendments and Waivers........................... 22
3.8   Severability....................................................... 22
3.9   Aggregation of Stock............................................... 23
3.10  Termination of Rights Agreement.................................... 23

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                              AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 16th day of July, 1999, by and among dsl.net, inc., a Delaware corporation (the "Company"), the investors listed on Schedule A hereto, each of which is herein referred to as a "Series B Investor," the investors listed on Schedule B hereto, each of which is herein referred to as a "Series C Investor," the investors listed on Schedule C hereto, each of which is herein referred to as a "Series D Investor," the investors listed on Schedule D hereto, each of which is herein referred to as a "Series E Investor" (the Series B Investors, Series C Investors, Series D Investors and Series E Investors are sometimes referred to herein collectively as the "Investors") and John Jaser, David Struwas, Paul Sun, Felix Tang, the Trust U/A Paul Sun Dated 5/7/99, the Trust U/A Paul Sun Dated 10/17/97 F/B/O Katherine Sun, and the Trust U/A Paul Sun Dated 10/17/97 F/B/O Kristen Sun (collectively, the "Founders" and each individually a "Founder").

                                    RECITALS
                                    --------

     WHEREAS, the Company, the Founders, the Series B Investors, the Series C Investors, the Series D Investors and certain of the Series E Investors entered into an Amended and Restated Investors' Rights Agreement dated as of July 6, 1999 (the "Rights Agreement");

     WHEREAS, the Company and Microsoft Corporation are parties to the Series E Preferred Stock Purchase Agreement dated July 6, 1999 (the "July 6 Series E Agreement");

     WHEREAS, the Company and Staples, Inc. (the "Additional Series E Investor") are parties to the Series E Preferred Stock Purchase Agreement of even date herewith (the "Series E Agreement") and, together with the July 6 Series E Agreement, the "Series E Agreements");

     WHEREAS, in order to induce the Additional Series E Investor to invest funds in the Company pursuant to the Series E Agreement, the Series B Investors, the Series C Investors, the Series D Investors, the Series E Investor (other than the Additional Series E Investor), the Founders and the Company hereby agree that the Rights Agreement should be amended and restated to grant the Series E Investor rights to cause the Company to register shares of Common Stock issued or issuable to it; and

     WHEREAS, the parties hereto wish to amend certain provisions of the Rights Agreement hereby.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE TO AMEND AND RESTATE THE RIGHTS AGREEMENT TO READ IN ITS ENTIRETY AS FOLLOWS:

1.   Registration Rights.  The Company covenants and agrees as follows:
     -------------------

     1.1  Definitions.  For purposes of this Section 1:
          -----------

          (a) The term "Act" means the Securities Act of 1933, as amended.

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         (b) The term "Common Stock" refers to the shares of the Common Stock, par value $.0005 per share, of the Company.

         (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.10 hereof.

         (e) The term "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock pursuant to a registration statement under the Act.

         (f) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (g) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (h) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of (a) the Series B Preferred Stock held by the Series B Investors, (b) the Series C Preferred Stock held by the Series C Investors, (c) the Series D Preferred Stock held by the Series D Investors and
(d) the Series E Preferred Stock issued pursuant to the Series E Agreements and
(ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

         (i) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

         (j) The term "SEC" shall mean the Securities and Exchange Commission.

         (k) The term "Series B Preferred Stock" refers to the shares of Series B Preferred Stock, par value $.001 per share, of the Company.

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         (l) The term "Series C Preferred Stock" refers to the shares of Series
C Preferred Stock, par value $.001 per share, of the Company.

         (m) The term "Series D Preferred Stock" refers to the shares of Series D Preferred Stock, par value $.001 per share, of the Company.

         (n) The term "Series E Preferred Stock" refers to the shares of Series E Preferred Stock, par value $.001 per share, of the Company.

    1.2  Request for Registration.
         ------------------------

         (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time later than one hundred and eighty (180) days after the effective date of the Initial Offering, a written request from the Holders of forty percent (40%) or more of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a).

         (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

         (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

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         (i)   in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

         (ii) after the Company has already effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

         (iii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date ninety (90) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

         (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

         (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

    1.3  Company Registration.
         --------------------

         (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than the Company's Initial Offering, a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 under the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder and Founder written notice of such registration. In addition, if the Company proposes to register any of its stock for a Holder pursuant to Sections 1.2 or 1.4 hereof, the Company shall, at such time, promptly give each Founder written notice of such registration. Upon written request of a Holder or a Founder given within twenty (20) days after mailing of a notice by the Company under this Section 1.3(a) in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act (i) all of the Registrable Securities that each such Holder has requested to be registered and
(ii) all shares of Common Stock then held by a Founder ("Founder Securities") that each such Founder

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has requested to be registered. In the event that any Founder Securities owned by a Founder are registered pursuant to this Section 1.3(a), then, for purposes of Sections 1.5, 1.6, 1.7 and 1.8 (as applied to such registration only), such Founder Securities shall be included within the meaning of "Registrable Securities" and such Founder shall be included within the meaning of "Holders."

         (b) Right to Terminate Registration.  The Company shall have the right
             -------------------------------
to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder or Founder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 1.7 hereof.

         (c) Underwriting Requirements.  In connection with any offering
             -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' or Founders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriter or underwriters. If the total amount of securities, including Registrable Securities and Founder Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned (i) first, pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders, and (ii) second, if all of the securities which the Holders requested to have included in the registration are so included, pro rata among the selling Founders according to the total amount of securities entitled to be included therein owned by each selling Founder or in such proportions as shall mutually be agreed to by such selling Founders), but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities or a holder of Founder Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such selling stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder" or "selling Founder," as the case may be and any pro rata reduction with respect to such "selling Holder" or "selling Founder" shall be based upon the aggregate amount of Registrable Securities or Founder Securities owned by all such related entities and individuals.

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     1.4  Form S-3 Registration.  In case the Company shall receive from
          ---------------------
the Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) use best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

               (i) if Form S-3 is not available for such offering by the Holders;

               (ii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

               (iii) if the Company has effected a registration pursuant to this Section 1.4 which has been declared or ordered effective within the prior six (6) months;

               (iv) if the aggregate amount of securities to be registered is less than one million dollars ($1,000,000); or

               (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred and twenty
(120) days after receipt of the request to effect the registration, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

     1.5  Obligations of the Company.  Whenever required under this Section
          --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish to the Holders such numbers of copies of a prospectus, including any preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering;

          (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) use its reasonable best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, (B) the registration statement, the related prospectus, and each amendment or supplement

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

thereof, appear on their face to comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Act and that, in the opinion of such accountants, the audited financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request;

          (h) for a reasonable period of time prior to the filing of the registration statement and prior to the execution of any underwriting or similar agreement, make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney or accountant retained by such seller or underwriter, all such financial and other records, pertinent corporate documents and properties of the Company as would customarily be necessary for the purposes of a "due diligence" investigation of the Company's affairs, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement, provided that any records, information or documents that are designated by the Company as confidential shall be kept confidential by such persons, and that the Company may require such persons to enter into non-disclosure agreements with respect to such records, information or documents, and permit such seller, attorney or accountant to participate in the preparation of such registration statement to the extent deemed reasonable by the Company;

          (i) use its reasonable best efforts to cause all the Registrable Securities included in such registration to be listed on each national securities exchange on which the Common Stock is then listed, or quoted on each interdealer quotation system on which the Common Stock is then quoted;

          (j) use reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time;

          (k) make such representations and warranties to the selling Holders and the underwriters as are customarily made by issuers to underwriters and selling Holders, as the case may be, in underwritten public offerings; and

          (l) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     1.6  Information from Holder.  It shall be a condition precedent to the
          -----------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.7  Expenses of Registration.  All expenses other than underwriting
          ------------------------
discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4.

     1.8  Indemnification.  In the event any Registrable Securities are
          ---------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.8(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however that in no event shall any contribution under this subsection 1.8(d) exceed the net proceeds from the offering by such Holder.

          (e) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.9  Reports Under Securities Exchange Act of 1934.  With a view to
          ---------------------------------------------
making available to the Holders and Founders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder or Founder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Offering;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) furnish to any Holder or Founder, after the Initial Offering and so long as the Holder or Founder owns any Registrable Securities or Founder Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder or Founder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     1.10 Assignment of Registration Rights.  The rights to cause the
           ---------------------------------
Company to register Registrable Securities or Founder Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder or Founder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder or Founder, (ii) is a Holder's or Founder's spouse or member of such Holder's or Founder's immediate family, or a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of the Holder's or Founder's spouse or members of the Holder's or Founder's immediate family, a trust for the Holder's or Founder's own self, a charitable remainder trust or an entity that is controlled by one or more of the Holder's or Founder's immediate family, or (iii) after such assignment or transfer, holds at least 500,000 shares of Registrable Securities or Founder Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     1.11 Limitations on Subsequent Registration Rights.  From and after the
          ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

     1.12 "Market Stand-Off" Agreement.  Each Holder and each Founder
           ---------------------------
hereby agrees that he or it will not, without the prior written consent of the lead managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (each such transaction described in clause (i) or (ii), a "Transfer"), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.12 shall apply only to the Company's initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable if all executive officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. Notwithstanding the foregoing, each Holder and each Founder may cause a Transfer (i) if such Holder or Founder is an individual, pursuant to a bona fide gift to the undersigned's immediate family members, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners and (ii) if such Holder is a corporation, partnership, limited liability company or other form of business entity, to a partner or member of such entity or the estate of any such partner or member, or to an affiliate of such Holder, in each case, only if such transferee executes and delivers to such lead managing underwriter an agreement containing the same limitations on transfer as set forth in this Section 1.12; and provided, further, however, that each Holder and each Founder may cause a Transfer of shares of Common Stock that such Holder or Founder purchased either in the initial public offering of the Company's Common Stock or in the open market after the date of the final prospectus without any restriction. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this
Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     1.13 Termination of Registration Rights.  No Holder shall be entitled
          ----------------------------------
to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the Initial Offering; and (ii) as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.

2.   Covenants of the Company.
     ------------------------

     2.1  Delivery of Financial Statements.  The Company shall deliver to
          --------------------------------
each Investor:

          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement for such quarter, together with a cumulative income statement from the first day of the then-current fiscal year to the last day of such quarter, a statement of cash flows for such fiscal quarter, a balance sheet as of the end of such quarter and a comparison between the actual figures for such quarter, the comparable figures for the prior year and the comparable figures included in the Budget (defined below) for such quarter, with an explanation of any material differences between them, in reasonable form and detail;

          (c) within thirty (30) days of the end of each month, an unaudited cumulative income statement from the first day of the then-current fiscal year to the last day of such month, a statement of cash flows for such month, a balance sheet as of the end of such month and a comparison between the actual figures for such month, the comparable figures for the prior year and the comparable figures included in the Budget (defined below) for such month, with an explanation of any material differences between them, in reasonable form and detail;

          (d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan (the "Budget") for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months, approved by the Board of Directors, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

          (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer, Director of Finance or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

          (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

     2.2  Inspection.
          ----------

          (a) The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor.

          (b) Each Investor shall maintain the confidentiality of any confidential and proprietary information of the Company received by it ("Proprietary Information") using the same standard of care as it applies to its own confidential information of a like kind and nature, except for any Proprietary Information (a) of which such Investor had knowledge prior to its receipt from the Company or which is in such Investor's possession and of which it did not learn through its contact with the Company, (b) which is publicly available or a matter of public knowledge generally through no breach by such Investor of this Agreement, (c) which is lawfully received by such Investor from a third party who is not known to be or to have been bound in any confidential relationship to the Company, (d) which is independently developed by such Investor without reference to Proprietary Information, or (e) which such Investor is required by law (including judicial or administrative order) to disclose. Nothing herein shall prevent any Investor from using Proprietary Information to monitor its investment in the Company or to enforce its rights under this Agreement or the Ancillary Agreements. In addition, nothing herein shall prevent disclosure of summaries of Proprietary Information describing the performance of the Company to (i) any partners of or other investors in such Investor, in each case who have agreed in writing with the Company to maintain the confidentiality thereof; provided, that, in connection with reports to their
                             --------
partners or other investors, the Investors may, without first obtaining such written agreement, make general statements, not containing technical or other confidential information, regarding the Company and its business; and provided
                                                                      --------
further, that the Investors may provide summary information regarding the
-------
Company's financial information in their reports to their respective partners or other investors, but may not annex to such reports the full financial information to be provided hereunder by the Company; (ii) the accountants, internal and external auditors, legal counsel, financial advisors and other fiduciaries and representatives of such partners or investors as long as such have agreed in writing with the Company to maintain the confidentiality thereof; or (iii) potential transferees (other than competitors of the Company) of Shares or of such partners' or other investors' interests in an Investor, which potential transferees agree in writing with the Company to maintain the confidentiality thereof.

     2.3  Termination of Information and Inspection Covenants.  The
          ---------------------------------------------------
covenants set forth in Sections 2.1 and 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(b), 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

     2.4  Right of First Offer.  Subject to the terms and conditions
          --------------------
specified in this paragraph 2.4, the Company hereby grants to each Investor and Founder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Investor shall mean only the Series B Investors, Series C Investors and Series D Investors and includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

     Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor and Founder in accordance with the following provisions.

          (a) The Company shall deliver a notice in accordance with Section 4.5 ("Notice") to the Investors and Founders stating (i) its bona fide intention to offer such Shares, (ii) the number and a description of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

          (b)  By written notification received by the Company, within twenty
(20) calendar days after receipt of the Notice, each Investor or Founder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then held, by such Investor or Founder bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities), issued and held, or issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then held, by all the Investors and Founders. The Company shall promptly, in writing, inform each Investor and Founder that elects to purchase all the shares available to it (a "Fully-Exercising Party") of any other Investor's or Founder's failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Party may elect to purchase that portion of the Shares for which Investors and Founders were entitled to subscribe but which were not subscribed for by the Investors and Founders that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock then held, by such Fully-Exercising Party bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock then held, by all Fully-Exercising Parties who wish to purchase some of the unsubscribed shares.

          (c) If all Shares that Investors and Founders are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such

Shares shall not be offered unless first reoffered to the Investors and Founders in accordance herewith.

          (d) The right of first offer in this paragraph 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their services or for compensating them for their services; (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (iv) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has strategic business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve month period do not exceed two percent 2% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities); (v) warrants or shares issued to banks, equipment lessors or other financial institutions in connection with debt or lease financing; or (vi) the sale of securities pursuant to a public offering as set forth in Section 2.10.

     2.5  Directors' and Officers' Insurance.  The Company shall within
          ----------------------------------
thirty (30) days of the date hereof use its best efforts to obtain from financially sound and reputable insurers a Directors' and Officers' insurance policy covering the Directors and Officers of the Company in the amount of at least $1,000,000. Prior to any public offering of shares of Common Stock of the Company, the Company shall increase the amount of its Directors' and Officers' insurance policy to at least $5,000,000.

     2.6  Proprietary Information.  The Company hereby covenants that it
          -----------------------
will cause each employee and officer of the Company who has had access to confidential or proprietary information of the Company to execute a Proprietary Information and Inventions Agreement. The Company hereby covenants that it will cause each consultant of the Company who has had access to confidential or proprietary information of the Company to execute a proprietary information and inventions agreement or non-disclosure agreement. The Company shall use its best efforts to prevent any violation of any such proprietary information and inventions agreement or non-disclosure agreement.

     2.7  Employee Issuances.  Prior to the Closing, the Company will have
          ------------------
implemented a stock option plan for its employees, directors and consultants and reserved up to 7,400,000 shares for issuance under such plan. The options shall be granted at an exercise price that is not less than the fair market value of the stock underlying the option. The options granted under the plan shall provide for a right of first refusal on transfers for the benefit of the Company and the vesting of such shares over a four year period; provided, however that no shares shall vest until one (1) year from the date of grant, at which time twenty-five percent (25%) of such shares shall vest. No shares shall be issued or options granted to employees, directors or consultants on more favorable terms without the approval of a committee of the Board of Directors of the Company to be comprised of: (i) one Board member designated by the holders of the majority of the voting power of the Series A Preferred Stock and Series B Preferred Stock, (ii) one Board member designated by the holders of the Common Stock of the Company and (iii) one Board member designated by the holders of a majority of the Series C Preferred Stock (the "Compensation Committee"), each elected to the Board pursuant to the Amended and Restated Voting Agreement of even date herewith.

     2.8  Right to Participate in Initial Public Offering.  The Company
          -----------------------------------------------
hereby agrees that in connection with the Company's Initial Offering, it shall require the managing underwriter or underwriters of such Initial Offering to offer to the Series B Investors the right to purchase up to an aggregate of $5,000,000 of the Company's Common Stock and to the Series C Investors the right to purchase up to an aggregate of $5,000,000 of the Company's Common Stock, on the same terms and at the same price as the Common Stock is offered to the public in the Initial Offering, except that in no event shall the Investors' purchase pursuant to this Section 2.8 be subject to any underwriter's discount, provided, however, that the aggregate amount purchasable hereunder shall not exceed 10% of the Initial Offering and both allotments shall be reduced by one-half of such excess, if any. The right granted under this Section 2.8 to Series B Investors may be allocated by the Series B Investors, in their sole discretion, among any of the Series B Investors or affiliates of the Series B Investors. The right granted under this Section 2.8 to Series C Investors shall be allocated among the Series C Investors pro rata in proportion to their relative holdings of the shares of Common Stock issued or issuable upon conversion of Series C Preferred Stock then held by such Investors. All actions taken pursuant to this Section 2.8 shall be made in accordance with all federal and state securities laws, including Rule 134 under the Act or any successor provisions.

     2.9  Key Man Life Insurance.  The Company shall within ninety (90) days
          ----------------------
of the date hereof use its best efforts to obtain from financially sound and reputable insurers key man life insurance policies, each in the amount of at least $1,000,000, covering Paul Sun, David Struwas and any other key employee whom a majority of the Company's Board of Directors determines should also be so covered.

     2.10 Termination of Certain Covenants.  The covenants set forth in
           --------------------------------
Sections 2.4, 2.5, 2.6, 2.7, 2.9, 2.11, and 2.12 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act, at an offering price of at least $10.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and resulting in net proceeds to the Company of at least $30,000,000.

     2.11 Observer Rights - Crosspoint.  The Company shall allow a
          ----------------------------
representative designated by Crosspoint Venture Partners 1997, L.P. ("Crosspoint") (for so long as such Crosspoint continues to own no less than 50% of the shares of Series D Preferred Stock purchased by Crosspoint pursuant to that certain Series D Preferred Stock Purchase Agreement, dated May 12, 1999, by and among the Company and the Investors listed therein (or Common Stock into which such shares may be converted, in each case such number of shares appropriately adjusted for stock splits, stock dividends and similar recapitalizations)), to attend and observe any meeting of the Board of Directors of the Company, in a nonvoting capacity;

provided, however, that the Company reserves the right to exclude Crosspoint's
--------  -------
representative from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to protect confidential or proprietary information, the Board of Directors believes that Crosspoint or its representative has a conflict of interest, the Board of Directors is in "executive session," or for other similar reasons. The Company shall give Crosspoint notice of each meeting of the Board of Directors, provided, however, that a failure to comply with the requirements of this
--------  -------
paragraph shall not affect the validity of any meeting of directors, or any action taken at such meeting.

     2.12 Observer Rights - Microsoft.  The Company shall allow a
          ---------------------------
representative designated by Microsoft Corporation ("Microsoft") (for so long as such Microsoft continues to own no less than 50% of the shares of Series E Preferred Stock purchased by Microsoft pursuant to the Series E Agreements (or Common Stock into which such shares may be converted, in each case such number of shares appropriately adjusted for stock splits, stock dividends and similar recapitalization)), to attend and observe any meeting of the Board of Directors of the Company, in a nonvoting capacity; provided, however, that the Company
                                         --------  ------
reserves the right to exclude Microsoft's representative from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to protect confidential or proprietary information, the Board of Directors believes that Microsoft or its representative has a conflict of interest, the Board of Directors is in "executive session," or for other similar reasons. The Company shall give Microsoft notice of each meeting of the Board of Directors, provided, however,
                                                            --------  ------
that a failure to comply with the requirements of this paragraph shall not affect the validity of any meeting of directors, or any action taken at such meeting.

3.   Miscellaneous.
     -------------

     3.1  Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities or Founder Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.2  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of Connecticut as applied to agreements among Connecticut residents entered into and to be performed entirely within Connecticut.

     3.3  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.4  Titles and Subtitles.  The titles and subtitles used in this
          --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.5  Notices.  Unless otherwise provided, any notice required or
          -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. In the case of Microsoft, a copy of any notice provided hereunder shall also be delivered to General Counsel, Finance and Operations, at the address indicated for such party on the signature page.

     3.6  Expenses.  If any action at law or in equity is necessary to
          --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     3.7  Entire Agreement: Amendments and Waivers.  This Agreement
          ----------------------------------------
(including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the voting power of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a class; provided, however, that in the event that such amendment or waiver adversely affects the obligations and/or rights of the Founders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority in interest of the Founders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

     3.8  Severability.  If one or more provisions of this Agreement are
          ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     3.9  Aggregation of Stock.  All shares of Registrable Securities held
          --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     3.10 Termination of Rights Agreement.  The Company, each of the
          -------------------------------
Founders, the Series B Investors, the Series C Investors, the Series D Investors and the Series E Investors (other than the Additional Series E Investor) hereby
(i) agree that this Agreement supersedes and replaces the Rights Agreement and that the Rights Agreement is hereby terminated and of no further force or effect, and (ii) waive their respective rights under, and enforcement of the provisions of, Section 2.4 of the Rights Agreement with respect to the transactions contemplated in the Series E Agreement.

                        [Signatures Begin on Next Page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  DSL.NET, INC.

                                  By:_______________________________________
                                  Name:
                                  Title:

                                  Address:  545 Long Wharf Drive
                                            New Haven, CT  06511


                      [Signatures Continued on Next Page]

                              VantagePoint Venture Partners 1996, L.P.

                              By:  VantagePoint Associates, LLC, its
                                   General Partner

                              By:_________________________________________
                                   Managing Member

                              Address:   1001 Bayhill Drive
                                         Suite 100
                                         San Bruno, CA 94066

                              VantagePoint Communications Partners, L.P.

                              By:  VantagePoint Communications Associates,
                                   LLC, its General Partner

                              By:_________________________________________
                                   Managing Member

                              Address:   1001 Bayhill Drive
                                         Suite 100
                                         San Bruno, CA 94066


                              VantagePoint Venture Partners III (Q), L.P.

                              By:  VantagePoint Venture Associates III, LLC
                                      its General Partner

                              By:_________________________________________
                                      Managing Member

                              Address:   1001 Bayhill Drive
                                         Suite 100
                                         San Bruno, CA 94066

                              Prism Venture Partners II, L.P.

                              By:  Prism Investment Partners II, L.P., its
                                   general partner

                              By:  Prism Venture Partners II, L.L.C., its
                                   general partner

                              By:_________________________________________
                                   Managing Director

                              Address: 100 Lowder Brook Drive, Suite 2500 Westwood, MA 02090

                              Oak Investment Partners VIII, LP

                              By:  Oak Associates VIII, LLC, its
                                   General Partner

                              By:_________________________________________
                                   Ed Glassmeyer, Managing Member

                              Address:   One Gorham Island
                                         Westport, CT 06880

                              Oak VIII Affiliates Fund, L.P.

                              By:  Oak VIII Affiliates, LLC, its
                                   General Partner

                              By:_________________________________________
                                      Ed Glassmeyer, Managing Member

                              Address:   One Gorham Island
                                         Westport, CT 06880

                              Crosspoint Venture Partners 1997, L.P.


                              By:_________________________________________
                                 Name:
                                 Title:

                              Address:   2925 Woodside Road
                                         Woodside, CA 94062

                              Gleacher/DSL Investors LLC


                              By:_________________________________________
                                 Eric Gleacher, Managing Member

                      [Signatures Continued on Next Page]

                              Charter Growth Capital Co-Investment Fund, L.P.

                              By:  CGC Partners, L.P.,
                                   its General Partner


                              By:_________________________________________
                                    Kevin J. McQuillan, General Partner

                              Address:   525 University Avenue, Suite 1500
                                         Palo Alto, CA 94301


                              Charter Growth Capital Co-Investment Fund, L.P.

                              By:  CGC Partners, L.P.,
                                   its General Partner


                              By:_________________________________________
                                    Kevin J. McQuillan, General Partner

                              Address:   525 University Avenue, Suite 1500
                                         Palo Alto, CA 94301


                              CGC Investors, L.P.

                              By:  CGC Partners, L.P.,
                                   its General Partner


                              By:_________________________________________
                                    Kevin J. McQuillan, General Partner

                              Address:   525 University Avenue, Suite 1500
                                         Palo Alto, CA 94301


                      [Signatures Continued on Next Page]

                              Microsoft Corporation

                              By:_________________________________________
                              Name:
                              Title:


                              ____________________________________________
                              Raymond C. Allieri


                              Staples, Inc.

                              By:_________________________________________
                              Name:
                              Title:



                      [Signatures Continued on Next Page]

                              _________________________________________
                              John Jaser
                              33 Hawley Avenue
                              Milford, CT 06460



                              _________________________________________
                              David Struwas
                              22 Twin Oak Farm Road
                              Wallingford, CT 06492



                              _________________________________________
                              Paul Sun
                              350 Huntington Street
                              Shelton, CT 06484



                              _________________________________________
                              Felix Tang
                              36 Botsford Avenue
                              Milford, CT 06460

                      [Signatures Continued on Next Page]

                              STEPHEN K. GELLMAN AND CECILIA S. WU,
                              CO-TRUSTEES, TRUST U/A PAUL SUN
                              DATED 5/7/99

                              By:_______________________________________
                                 Stephen K. Gellman, Co-Trustee

                              By:_______________________________________
                                 Cecilia S. Wu, Co-Trustee

                              Address:  c/o Shipman & Goodwin LLP
                                        One American Row
                                        Hartford, CT 06103-2819

                              STEPHEN K. GELLMAN AND CECILIA S. WU,
                              CO-TRUSTEES, TRUST U/A PAUL SUN
                              DATED 10/17/97 F/B/O KATHERINE SUN

                              By:_______________________________________
                                 Stephen K. Gellman, Co-Trustee

                              By:_______________________________________
                                 Cecilia S. Wu, Co-Trustee

                              Address:   c/o Shipman & Goodwin LLP
                                         One American Row
                                         Hartford, CT 06103-2819

                              STEPHEN K. GELLMAN AND CECILIA S. WU,
                              CO-TRUSTEES, TRUST U/A PAUL SUN
                              DATED 10/17/97 F/B/O KRISTEN SUN


                              By:_______________________________________
                                 Stephen K. Gellman, Co-Trustee

                              By:_______________________________________
                                 Cecilia S. Wu, Co-Trustee

                              Address:   c/o Shipman & Goodwin LLP
                                         One American Row
                                         Hartford, CT 06103-2819

                                  Schedule A

VantagePoint Venture Partners 1996, L.P.
VantagePoint Communications Partners, L.P.

                                  Schedule B

Prism Venture Partners II, L.P.
VantagePoint Venture Partners 1996, L.P.
VantagePoint Communications Partners, L.P.
Oak Investment Partners VIII, L.P.
Oak VIII Affiliates Fund, L.P.

                                  Schedule C

Prism Venture Partners II, L.P.
VantagePoint Venture Partners 1996, L.P.
VantagePoint Communications Partners, L.P.
VantagePoint Venture Partners III (Q), L.P.
Crosspoint Venture Partners III, L.P.
Oak Investment Partners VIII, L.P.
Oak VIII Affiliates Fund, L.P.
Crosspoint Venture Partners 1997, L.P.
Gleacher/DSL Investors LLC
Charter Growth Capital, L.P.
Charter Growth Capital Co-Investment Fund, L.P.
CGC Investors, L.P.
Raymond C. Allieri

                                  Schedule D

Microsoft Corporation
Staples, Inc.

                                      -35-